EXHIBIT 4.1

                                 MEDAMICUS, INC.
              1999 NON-EMPLOYEE DIRECTOR AND MEDICAL ADVISORY BOARD

                                STOCK OPTION PLAN

1.       PURPOSE OF PLAN

         This Plan shall be known as the "MedAmicus, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan" and is hereinafter referred to as the "Plan." The purposes of the Plan are to attract and retain the best available personnel for service as members of the Board of Directors and Medical Advisory Board of MedAmicus, Inc. (the "Company") and to provide additional incentive to the non-employee directors and advisors to continue to serve on the Board of Directors and Medical Advisory Board, respectively, by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that these purposes be effected trough the granting of stock options as provided herein.

2.       DEFINITIONS

         The following terms have the meanings set forth below, unless the context otherwise requires:

         (a)      "ADVISOR" means a member of the Advisory Board.

         (b)      "ADVISORY BOARD" means the Medical Advisory Board of the
                  Company.

         (c)      "BOARD" means the Board of Directors of the Company.

         (d)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 4 of the Plan.

         (f) "COMMON STOCK" means the common stock of the Company, par value $.01 per share (as such par value may be adjusted from time to time).

         (g) "DISABILITY" means the permanent and total disability of the Participant within the meaning of Section 22 (e) (3) of the Code.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (i) "FAIR MARKET VALUE" means, with respect to the Common Stock, the following:

                  (i) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the last sale price of the Common Stock on such exchange or reported by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefore in the over-the-counter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the average of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if-not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).


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                  (iii) If the Common Stock is not so listed or admitted to
         unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         (j) "NON-EMPLOYEE DIRECTOR" means a member of the Board that meets the requirements of Section 5(a) of the Plan.

         (k) "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to and pursuant to the Plan that does not qualify as an Incentive Stock Option, meaning of Section 422 of the Code.

         (1) "OPTION" means a Non-Statutory Stock Option granted pursuant to this Plan.

         (m) "PARTICIPANT" means an individual who is eligible to receive and who receives one or more Options pursuant to the Plan.

         (n) "PERSON" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14 (d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

         (o) "PREVIOUSLY ACQUIRED SHARES" mean shares of Common Stock that are already owned by the Participant and shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an Option

         (p) "RETIREMENT" means the retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, any early retirement plan or practice of the Company or Subsidiary then covering the Participant.

         (q)      "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (r)      "SHARE" or "SHARES" means one or more shares of Common Stock.

         (s) "SUBSIDIARY" means any subsidiary corporation of the Company within the meaning of Section 424(f) and (g) of the Code.

3.       STOCK SUBJECT TO PLAN

         The stock to be subject to options under the Plan shall be shares of the Company's authorized Common Stock. Subject to the adjustment as provided in
Section 14 hereof, the maximum number of Shares for which options may be exercised under this Plan shall be 200,000 Shares. Any Shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised as to such Shares, shall be available for options thereafter granted during the term of the Plan and may be again subjected to an option under the Plan.

4.       ADMINISTRATION OF PLAN

         The Plan shall be effective as of July 29, 1999, according to the terms and conditions herein, and, if required by Section 16 of the Exchange Act or the rules and regulations thereunder, subject to subsequent approval by the shareholders of the Company. The Plan shall be administered by the Board. The Board may authorize the compensation or other committee thereof, consisting of at least two (2) members appointed by the Board to exercise the powers conferred on the Board under the Plan, other than the power under Section 14 hereof to amend or terminate the Plan.

         The interpretation and construction by the Board or Committee of any provisions of the Plan or of any option granted hereunder shall be final. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.


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5.       ELIGIBILITY AND GRANT

         (a)      NON-EMPLOYEE DIRECTORS.

                  Each member of the Board who satisfies all of the following criteria shall automatically be a Participant in the Plan:

                  (i) Such member is not, and has not during the immediately preceding 12-month period been, an employee of the Company or any Subsidiary; and

                  (ii) Such member does not hold any options to purchase Common Stock of the Company, except for stock options previously granted pursuant to the Plan, the 1996 or the 1992 Non-Employee Director Stock Option Plan.

         (b)      ADVISORY BOARD MEMBERS.

                  Each member of the Advisory Board who satisfies all of the following criteria shall be eligible to be a Participant in the Plan:

                  (i) Such member is not, and has not during the immediately .. preceding 12-month period, been an employee of the Company or any Subsidiary; and

                  (ii) Such member does not hold any options to purchase Common Stock of the Company, except for stock options previously granted pursuant to the Plan.

6.       NON-EMPLOYEE DIRECTOR OPTIONS

         (a)      GRANT OF NON-EMPLOYEE DIRECTOR OPTIONS.

                  (i) Initial Non-Employee Director Option Grants. Each Non-Employee Director first elected or appointed to the Board at any time after July 29, 1999, shall receive, by virtue of serving as a Non-Employee Director of the Company, an initial grant of a Non-Statutory Stock Option to purchase 15,000 Shares which shall be deemed to be granted to a Non-Employee Director immediately after the Non-Employee Director's initial election or appointment to the Board. Each Non-Employee Director who was a Non-Employee Director of the Company on July 29, 1999, shall receive, by virtue of serving as a Non-Employee Director, an initial grant of a Non-Statutory Stock Option to purchase 15,000 shares which shall be deemed to be granted to such Non-Employee Director on the effective date of this Plan. Each option granted under this Section 6(a)(i) is referred to herein as an Initial Non-Employee Director Option. Directors who, as of the date of initial election or appointment to the Board, are or were employees of the Company or any Subsidiary and later become Non-Employee Directors shall receive Initial Non-Employee Director Options one year after they are no longer employees of the Company.

                  (ii) On-going Non-Employee Director Option Grants for Directors first elected after July 29, 1999. On the third anniversary after the grant of the Initial Non-Employee Director Option, Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 18,000 shares and on the sixth anniversary, and each three year anniversary thereafter, after the grant of the Initial Non-Employee Director Option, Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 21,000 shares, provided Non-Employee Director continues as a member of the Board of Directors.

                  (iii) On-going Non-Employee Director Option Grants for Directors elected before July 29 1999 (Pre-Plan Non-Employee Directors. Upon reelection to the Board at the annual stockholders meeting in 2002, Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 18,000 shares and on re-election to the Board at the annual meeting in 2005 and each three year annual meeting date


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         thereafter, Non-Employee Director shall be granted a Non-Statutory
         Stock Option to purchase 21,000 shares, provided Non-Employee Director continues to be elected to the Board of Directors.

(b)      EXERCISABILITY.

                  Non-Employee Director Options shall vest and become exercisable cumulatively as follows:

                  (i) For Directors joining the Board after July 29, 1999, one/third upon grant and one/third on each successive one year anniversary from date of grant.

                  (ii) For Pre-Plan Non-Employee Directors, one/third on date of grant and one/third on each successive annual re-election to the Board of Directors.

         Notwithstanding the foregoing, vesting of a Non-Employee Director Option shall accelerate and the Non-Employee Director Option shall become immediately exercisable in full in accordance with Section 15 hereof.

         Each Non-Employee Director Option, to the extent exercisable, shall be exercisable in whole or in part.

         (c) TERM. Subject to Section 12 hereof, Non-Employee Director Options shall expire at the earlier of (i) the 8-year anniversary date of the grant of the Non-Employee Director Option, or (ii) except as otherwise provided in
Section 15 hereof, one year after the date the Non-Employee Director ceases to be a director of the Company to the extent that such Option was vested on the date of termination. In no event shall any Non-Employee Director Option be exercisable at any time after its expiration date. When a Non-Employee Director Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

         (d) EXERCISE PRICE. The purchase price of each Share subject to a Non-Employee Director Option shall be the Fair Market Value per Share on the date of grant. A Non-Employee Director may exercise a Non-Employee Director Option using as payment any form of consideration provided for in Section 8 hereof.

7.       ADVISORY COMMITTEE MEMBER OPTIONS.

         (a) GRANT OF ADVISOR OPTIONS. An Advisor may be granted from time to time one or more Non-Statutory Stock Options under the Plan and such Advisor Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion.

         (b) EXERCISABILITY. An Advisor Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee in its sole discretion at the time the Advisor Option is granted.

         (c) TERM. Subject to Section 12 hereof, the duration of Advisor Options shall be fixed by the Committee in its sole discretion at its date of grant.

         (d) EXERCISE PRICE. The per share purchase price to be paid by the Advisor at the time an Advisor Option is exercised shall be determined by the Committee in its sole discretion at the time the Advisor Option is granted; provided, however, that such price shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Advisor Option is granted.

8.       PAYMENT OF EXERCISE PRICE.

         The purchase price of each Share subject to Options granted under the Plan shall be payable at the time written notice of exercise is given to the Company. Payment for Shares issued upon exercise of an option may consist of cash, check, exchange of Previously Acquired Shares (by tendering to the Company shares previously owned by the Participant which have a Fair Market Value on the date of exercise equal to the option price), or a combination thereof.


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9.       OPTION AGREEMENT.

         Each Option granted under this Plan shall be evidenced by a stock option agreement between the Company and the Participant to whom the option is granted.

10.      EXERCISE OF OPTION.

         (a) The exercise of any Option may be contingent upon receipt from the Participant (or other person rightfully exercising the option) of a representation that, at the time of such exercise, it is his of her present intention to acquire the Shares received thereunder for investment and not with a view to distribution thereof. Certificates for Shares so issued may be restricted as to transfer upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws.

         (b) The exercise of any Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise will not violate any state or federal securities or other laws. The Company may, in its sole discretion, defer the effectiveness of any Option exercised hereunder in order to permit registration or an exemption from registration for such issuance of Shares for the purpose of compliance with applicable federal and state securities laws.

         (c) A Participant electing to exercise an Option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Until such person has been issued a certificate or certificates for the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

11.      RIGHT TO TERMINATE SERVICE

         Nothing in the Plan or in any agreement hereunder shall confer on any Participant any right to continue as a Director or Advisor of the Company or affect, in any way, the right of the Company to terminate his or her service as a Director or Advisor at any time.

12.      SUSPENSION OR TERMINATION OF OPTIONS

         If the President of the Company or his or her designee reasonably believes that a Participant has committed an act of misconduct, the President may suspend the Participant's right to exercise any Option pending a determination by the Board (excluding the Director accused of such misconduct). If the Board (excluding the Director accused of such misconduct) determines that the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules or policies resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Option whatsoever. In making such a determination, the Board (excluding the Director accused of such misconduct) shall give the Participant an opportunity to appear and present evidence on the Participant's behalf at a hearing before the Board.

13.      NON-TRANSFERABILITY

         No Option granted under the Plan shall be transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of a Participant, the Option shall be exercisable only by such Participant.

14.      DILUTION OR OTHER ADJUSTMENTS

         If there shall be any change in the Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure,


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appropriate adjustments in the Plan and outstanding options shall be made by the
Board. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of Shares subject to the Plan and in the number of Shares and the price per Share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

15.      CHANGE OF CONTROL OF THE COMPANY

         In the event of a Change in Control (as hereinafter defined), an Option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board or Advisory Board, as the case may be. Any exercise of an Option permitted by these Change of Control provisions may be made at any time during the remaining term of the Option. A Change in Control shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities, or other property, other than a merger in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act")) shall become the beneficial owner (within the meaning of Rule 1 3d-3 under the 1934 Act) of 30% or more of the Company's outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

16.      AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may amend or discontinue the Plan at any time provided, however, that, if necessary to maintain the Plan in compliance with Exchange Act Rule 16b-3, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Further, if necessary to maintain the Plan in compliance with Exchange Act Rule 16b-3, no amendment of the Plan shall, without shareholder approval: (i) increase by more than 10% the number of Shares issuable under the Plan (not including increases to reflect stock splits and stock dividends); (ii) change the eligibility requirements or the limits on Options; (iii) decrease the minimum option price; (iv) extend the maximum option term; or (v) materially increase the benefits which may accrue to Participants under the Plan. Except as provided in Section 12 hereof, the Board shall not alter or impair any Option previously granted under the Plan without the consent of the holder of the Option.

17.      TERMINATION OF PLAN

         Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate on July 29, 2011. No Option may be granted after such date, but termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted prior to termination of the Plan.

18.      SHAREHOLDER APPROVAL

         Provided that approval of the Company's shareholders is required under
Section 16 of the Exchange Act and the rules and regulations thereunder, the Plan shall be null and void, and each option granted hereunder shall be null and void, if the shareholders of the Company shall not have approved the Plan prior to May 1, 2000.